SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	11-2418067
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

388 Greenwich Street New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-106272

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Select EQUity Indexed NoteSSM based upon the common stock of Apple Computer, Inc. due 2005	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder (the “SEQUINS”), reference is made to the information under the heading “Description of Debt Securities” on pages 11 through 17 of the Registrant’s Prospectus dated June 30, 2003 (Registration No. 333-106272), as supplemented by the information under the headings “Summary Information — Q&A”, “Risk Factors Relating to the SEQUINS” and “Description of the SEQUINS” on pages S-3 through S-7, S-8 through S-11 and S-12 through S-19, respectively, of the Registrant’s related preliminary Prospectus Supplement, Subject to Completion, dated September 27, 2004, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the SEQUINS contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the SEQUINS, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2. Exhibits.

99 (A). Prospectus dated June 30, 2003, incorporated by reference to the Registrant’s filing under Rule 424(b)(5) dated July 9, 2003.

99 (B). Preliminary Prospectus Supplement describing the Select EQUity Indexed NoteSSM based upon the common stock of Apple Computer, Inc. due     , 2005, Subject to Completion, dated September 27, 2004, incorporated by reference to the Registrant’s filing under Rule 424(b)(2) dated September 28, 2004.

99 (C). Form of Note.

99 (D). Senior Debt Indenture between Citigroup Global Markets Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit 99.04 to the Registrant’s Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

Other securities issued by Citigroup Global Markets Holdings Inc. are listed on The American Stock Exchange.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Citigroup Global Markets Holdings Inc.
(Registrant)

Date: October 21, 2004	By:	/s/ Scott Freidenrich
	Name:	Scott Freidenrich
	Title:	Executive Vice President and Treasurer

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INDEX TO EXHIBITS

Exhibit No.	Exhibit

99 (A).	Prospectus dated June 30, 2003, incorporated by reference to the Registrant’s filing under Rule 424(b)(5) dated July 9, 2003.

99 (B).	Preliminary Prospectus Supplement describing the Select EQUity Indexed NoteSSM based upon the common stock of Apple Computer, Inc. due , 2005, Subject to Completion, dated September 27, 2004, incorporated by reference to the Registrant’s filing under Rule 424(b)(2) dated September 28, 2004.

99 (C).	Form of Note.

99 (D).	Senior Debt Indenture between Citigroup Global Markets Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit 99.04 to the Registrant’s Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

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